UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2017

ACHAOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36323	68-0533693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7000 Shoreline Court, Suite 371

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 800-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2017, Ian R. Friedland, M.D., Chief Medical Officer of Achaogen, Inc. (the “Company”) and the Company agreed on terms of his resignation from his position in order to re-focus his career priorities, initiate a consulting relationship, and pursue other personal interests, effective March 15, 2017. On March 15, 2017, the Company entered into a Transition and Separation Agreement with Dr. Friedland (the “Separation Agreement”) that provides for a cash payment equal to nine months of his base salary, up to nine months of reimbursement for continuation healthcare and nine months vesting acceleration on his outstanding equity awards (subject to any applicable performance goals being achieved).  The Separation Agreement also includes a general release of claims against the Company.

Effective as of March 16, 2017, the Company amended that certain Consulting Agreement with Planet Pharma, LLC (a firm in which Dr. Friedland is associated) dated March 15, 2013, as amended (the “Consulting Agreement”), pursuant to which Dr. Friedland will be available to perform certain services to the Company through July 31, 2017 on an as-needed basis to support the Company’s clinical operations. The Consulting Agreement will provide that, in exchange for his continued services to the Company, the Company will provide Dr. Friedland with a consulting fee of $40,000 per month up to a maximum of $180,000. In addition, the Separation Agreement will provide that Dr. Friedland’s options to purchase shares of Company common stock granted on September 25, 2014, February 5, 2015 and February 26, 2016 and restricted stock unit awards granted on March 11, 2015 and February 26, 2016 will continue to vest in accordance with their original vesting schedules through July 31, 2017, and, to the extent any performance goals applicable to Dr. Friedland’s options to purchase shares of Company common stock granted on September 25, 2014, February 5, 2015, and February 26, 2016 are achieved prior to July 31, 2017, the shares underlying such performance goal shall immediately vest, in each case subject to Dr. Friedland continuing to provide transition services through Planet Pharma LLC through such date.

The foregoing descriptions of the Separation Agreement and Consulting Agreement are qualified in their entirety by reference to the full text of the Separation Agreement and Consulting Agreement, respectively, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the three months ending March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2017	ACHAOGEN, INC.

	By:	/s/ Tobin Schilke
Tobin Schilke
Chief Financial Officer